EXHIBIT 10.4
UNIVERSAL COMPRESSION HOLDINGS, INC.
INCENTIVE STOCK OPTION PLAN
FORM OF
AMENDMENT TO INCENTIVE AND
NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS
     THIS AMENDMENT TO INCENTIVE AND NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS (the “Amendment”) is entered into and effective as of ___, 2007, by and between Universal Compression Holdings, Inc. (“Holdings”) and Ernie L. Danner (“Employee”).
     WHEREAS, Holdings has previously granted to Employee incentive stock options and non-qualified stock options to purchase shares of common stock of Holdings under the Universal Compression Holdings, Inc. Incentive Stock Option Plan, as amended, pursuant to the Incentive Stock Option Agreements and Non-Qualified Stock Option Agreements listed on Attachment A to this Amendment (collectively, the “Agreements”); and
     WHEREAS, Employee is currently an employee of Holdings and is a member of the Board of Directors of Holdings; and
     WHEREAS, in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger by and among Holdings, Hanover Compressor Company, Exterran Holdings, Inc. (formerly Iliad Holdings, Inc.) (“Exterran”), Hector Sub, Inc. and Ulysses Sub, Inc., dated as of February 5, 2007, as amended (the “Merger”), Employee’s employment with, and service as a director of, Universal will be terminated and Employee will commence service as a member of the Board of Directors of Exterran (the “Exterran Board”); and
     WHEREAS, Holdings and Employee desire to amend the Agreements to extend the option exercise period thereunder through Employee’s period of service as a member of the Exterran Board;
     NOW, THEREFORE, effective as of the date hereof, the parties agree to amend and restate Sections 2(b)(ii) and (iii) of each of the Agreements to read in their entirety as follows:

     “(ii) Termination of Employment Without Cause or Voluntary Resignation. In the event Universal terminates Employee’s employment without Cause (as defined in the Plan), or Employee voluntarily resigns his employment, the Option shall terminate as of the date of Employee’s termination of employment, except for the portion of the Option that is exercisable as of the date of termination of employment, which shall terminate upon the earlier of: (1) the date that is the tenth anniversary of the Grant Date or (2) the date that is 90 days following the date Employee ceases for any reason to be a member of the Exterran Board.
     (iii) Termination of Employment for Cause. In the event the Employee’s employment with Universal shall terminate for Cause (as defined in the Plan), the Option, whether or not exercisable as of the date of termination of employment, shall terminate in its entirety on the date of termination.”
     The Agreements shall remain in full force and effect and, as amended by this Amendment, are hereby ratified and affirmed in all respects.

UNIVERSAL COMPRESSION HOLDINGS, INC.
By:

EMPLOYEE Ernie L. Danner

ATTACHMENT A
TO
AMENDMENT TO INCENTIVE AND
NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS
Schedule of Outstanding Incentive Stock Options and Non-Qualified Stock Options
Granted to Ernie L. Danner Pursuant to Incentive Stock Option Agreements
and Non-Qualified Stock Option Agreements

			Outstanding Number of
Grant Date	Expiration Date		Vested and Unvested
of Options	Of Options*	Option Type	Shares under Options
12/11/2000	12/11/2010	Non-Qualified	50,523
04/20/2001	04/20/2011	Non-Qualified	17,024
02/19/2002	02/19/2012	Non-Qualified	20,306
04/30/2004	04/30/2014	Non-Qualified	21,675
03/09/2005	03/09/2015	Non-Qualified	19,379
03/09/2005	03/09/2015	Incentive	2,621
03/03/2006	03/03/2016	Non-Qualified	22,696
03/03/2006	03/03/2016	Incentive	2,304

*Tenth anniversary of Grant Date

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